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                                                                    Exhibit 99.2



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CCBN STREETEVENTS(SM)                                 [Arrows Pointing to Right]
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CCBN STREETEVENTS CONFERENCE CALL TRANSCRIPT

SUP - SUPERIOR INDUSTRIES CONFERENCE CALL TO DISCUSS THIRD QUARTER 2003 EARNINGS OUTLOOK

EVENT DATE/TIME: AUG. 28, 2003 / 2:00PM ET
EVENT DURATION:  50 MIN
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CORPORATE PARTICIPANTS

 JEFFREY ORNSTEIN
 Superior Industries - Chief Financial Officer

 STEVEN BORICK
 Superior Industries - President & COO

CONFERENCE CALL PARTICIPANTS

 RON LIGHT
 L.A. Times - Analyst

 DAVID LEIKER
 Robert W. Baird - Analyst

 BRIAN KIM
 Lehman Brothers - Analyst

 ROBERT HINCHLIFFE
 UBS Warburg - Analyst

 CHRIS CERASO
 Credit Suisse First Boston - Analyst

 MIKE GEORGE
 Ivory Capital - Analyst

 TERRY SIMON
 John Levin & Co - Analyst

 BRETT HOSELTON
 McDonald Investments - Analyst

 JONATHAN GOLDBERG
 Choffala & Co - Analyst

 MIKE COLATTI
 Carmina Capital - Analyst

 BOB SECH
 Lord Abbott - Analyst

 JOHN STEINMETZ
 MSDW - Analyst

 JOHN ZIEBERMAN
 CD Capital - Analyst


PRESENTATION

OPERATOR

Good morning and welcome, ladies and gentlemen, to the Superior Industries third-quarter earnings outlook teleconference. At this time I would like to inform you that all participants are in a listen-only mode. At the request of the company we will open up the conference for questions and answers after the presentation. I will now turn the conference over to Mr. Jeff Ornstein. Please go ahead.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Good morning to those of you on the West Coast and good afternoon to New York. As you're probably all aware (technical difficulty) announced that our third quarter, due to special onetime circumstances, will not meet consensus analyst projections for that period since this is a projection that is subject to the risks and uncertainties outlined in our SEC filings, and particularly related to customer production requirements and timely completion of the company's planned expansion activities and operating efficiencies. The company has initiated new startups for over 25 new wheel styles, a record number for our company. These new product launches had a profound impact on our profitability for the quarter. The extra efforts required by slower than anticipated launch startups, product changes which include starts and stops and scheduling delays impacted our plant's ability to schedule and utilize capacity.

Before Ford F-150, America's most popular selling vehicle that we recently announced, was our first-time production for five different wheel styles in significant volumes. As some of you know, we only produced a small number of wheels for this platform previously related to a specialty Harley-Davidson limited edition F-150. Other major program launches have ramped up slower than originally anticipated which prevented one of our expanded plants from building volume. This plant had to be severely cut back including a major layoff and four-day weeks. Our unit volume is expected to be down 3 percent for the quarter, however our capacity utilization, which we will have increased 25 percent from the start of '01 to completion at the end of this year, is down substantially. The majority of our brands had reduced requirements as the OEMs output declined 16 percent in July. Ford, for example, cut production 23 percent and GM 9 percent. What that says is aluminum wheels and the company's market share gains are offsetting these substantial production cuts as the company is only expected to be down 3 percent in units for the quarter.

Several of our plants struggled with the challenges that have been encountered due to increased customer requirements, more complex and larger wheels caused in part by a major customer's aggressive drive for market share. We found ourselves at the early
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stages of the learning curve on most of these new programs in July and August.
Our customers are pushing hard to deliver the highest quality vehicles with the latest and biggest wheel designs to help attract customers to their vehicles. Many of the factors that I described in the second-quarter earnings call in early July that impacted our margins were exasperated in the first two months of the quarter. Although we expect a much better September with many of the above factors improving, it's really too late to make up the shortfall for the entire third-quarter.

In addition, two of our largest expansions in Pittsburgh, Kansas and Fayetteville, Arkansas are still in critical stages of completion. However, assuming customer production schedules stabilize, as we currently are experiencing, we expect that the abnormal conditions that depressed our gross margins to be resolved in a positive manner. And what that means is that our current estimate for the fourth-quarter is currently in line with First Call estimates. However, I will be in a better position to update you when we report actual third-quarter results sometime in the mid-October time frame. After that unpleasant bit of news, there are so many positive exciting things going on in the company, I wanted to take this opportunity to ask Steve Borick, our President and Chief Operating Officer, to spend a few minutes updating you on recent positive developments. And then at the end of Steve's remarks we'll ask for questions and answers.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

The comments Jeff made I'm not going to continue to comment on because there are too many positive things going for, but more important these onetime impacts, particularly the comments about our expansions and the timeliness of them along with the other things are things that certainly fall into the past, and as time goes on will continue to do so. Looking forward, certainly to our third quarter, and then to even 2004 certainly our numbers continue to look positive. We have many of these launches that continue to be aggressively in a bill program. And as you all know, from time to time the OEs, for their own issues, have delays in their launch programs and that timing cannot be perfect.

Saying all of that on a very positive note, one of the things that's happening at Superior that myself and my entire management team are working on is something new that we call vision and execution for this Corporation. Having a vision for the future of any company is very important and we have a great vision for the future of Superior, not only in our real business but certainly also as we continue to move forward in our component business which has some exciting things on the horizon. In saying that, it is so important to be able to execute programs not only in build on a daily basis, but in what we need to do in our facilities for the future. In looking forward some of the things that are very important are how we are going to create additional efficiencies which I've talked about many times. We're spending a tremendous amount of capital today, approximately $80 million this year, some of which is certainly for these expansions of these plants.

But also even more exciting, we're looking at ways to become an automated organization in the future, looking at a lot of new technologies that are out there either that were developing or that the marketplace has developed. We're in testing on some significant new technologies for the facilities that are going to certainly have some profound impacts long-term on cost reductions in our organization overall. Some of what we're doing certainly is going to take some time, but in fact we're on track on some of these major, major programs. I expect that we'll be looking at significant additional capital expenditures into 2004 and 5. On another note of importance, Michael O'Rourke, our Senior Vice President of Marketing, and myself just came back from a trip to Asia last week. I will say that we've been talking about Asia for some time. We're very excited about what this trip represented, not only in the possibility for superior to more globalize its organization, but we do see there are some significant opportunities both for potential export and for the domestic markets in Asia.

As you know that market is expanding exponentially and for those of you that are keeping track of Asia, they expect car build to be something around 10 million vehicles by possibly the year 2007 or 8. In saying that, we explored not only opportunities in Asia, but we physically looked at land pieces for building a new plant in Asia. We haven't made a final decision, but we are looking to develop a joint venture for that opportunity. We also spent some time not only in China but in other countries in Asia looking at opportunities. We feel that China certainly seems to be the most apparent place to go. From the standpoint of looking forward a little bit further, we at Superior Industries always have been what I would consider to be a very lean organization. But we also have to move forward in some of our cultural thinking. So the V&E, the vision and execution program that is being put into place in this company will funnel down through mass training at all levels of this organization to some new thinking about how we're going to run our business in the future.

Global pricing has become certainly a very interest prerogative of OEs today, and we are going to listen to them. We are going to continue to gain market share through better ways of doing things, and we are going to continue to be a globally priced organization in the future and bring our margins back to where we want them to be and where you as an analyst, shareholders, etc., expect us to have them. In saying that, I think that I feel very, very upbeat and strong about our future. These issues that we're looking at right now are normal things that happen to companies from time to time. I have no concerns about what the fourth quarter numbers look like at this point. Those guidances, and I believe are in tact, and certainly looking forward into '04 I'm very excited about our prospects, and we have full support from all the way to the top from the Chairman to the Board of Directors for these initiatives that we're undertaking. With that, Jeff, I'll turn it back to you.
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JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Janelle, if you could ask the individual to identify his name and organization that would be very helpful to us as we take the questions.


QUESTION AND ANSWER

OPERATOR

(OPERATOR INSTRUCTIONS) Ron Light (ph) with L.A. Times.


RON LIGHT - L.A. TIMES - ANALYST

Gentlemen, I'm sorry, I've never covered your company before and I was called in after your conference call began, and I wondered if the great quotes I just got, if that gentlemen could just identify himself for me please?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

The first speaker was Jeff Ornstein.

RON LIGHT - L.A. TIMES - ANALYST

The fellow who just stopped.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Just stopped was Steven Borick, President and COO.

RON LIGHT - L.A. TIMES - ANALYST

Thank you very much. Could I have a follow-up to that? Can you talk a little bit more about the possibility of opening up a plant in Asia? How far along are you in that type of thinking?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

We've been in the process of looking at Asia seriously for over a year now. We have made four trips to Asia. I would say we're extremely close in making a final decision about the joint venture partner and the location of the facility.

RON LIGHT - L.A. TIMES - ANALYST

Thank you.

OPERATOR

David Leiker with Robert W. Baird.


DAVID LEIKER - ROBERT W. BAIRD - ANALYST
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Jeff, you had said you have 25 new wheel programs you're launching this launch period. Could you give us some perspective of what that might have been in past years?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

10, 12 in a good year. Most of the time it was four or five different designs, but a good year would be 10 or 12, this is double for sure.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Is it fair to assume the complexity, size and things like that are more meaningful on the these (indiscernible)?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I could answer that in two ways. One is clearly the wheels are getting bigger, and with bigger comes more challenges in terms of structural requirements. Secondly, design and quality has become so intense. As we all know, the Japanese and German automakers came in and built quality cars here in the U.S. and kind of made GM and Ford and Chrysler build a more quality car. So there's been -- every year I've been here there's been more emphasis on cosmetic quality and design and ride control, etc., that's been unlike any prior period.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Okay. Steve, is there any way you can quantify what your potential capacity needs might be for the new business it sounds like you're awarded?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

We're looking at 15 plus million this year, 15.3, 15.4, and going forward I think -- Jeff?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

17.5 million, so we're going to be 16.8, 17 million.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

17.5 million will be where we're at at the end of this year with all the expansions.


DAVID LEIKER - ROBERT W. BAIRD - ANALYST

But I thought I heard in Steve's comment that there may be additional capital requirements for business you've recently been awarded.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I think what he's saying is the additional capital would be in terms of efficiencies and productivity increases.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Okay, great. Thank you.

OPERATOR

Brian Kim with Lehman Brothers.

BRIAN KIM - LEHMAN BROTHERS - ANALYST

Can you gentlemen just clarify for me -- I mean, the launch difficulties that you're encountering, is that the cause of your unit shipment decline -- I mean has it impaired your ability to deliver?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

There are two impacts. One is when you're working on a new product you have to wait until you get the final design in order to build inventory. So whereas in the past where you wouldn't get as many iterations you could start building inventory because you have a final design. That's the first impact. What happens is when you don't build inventory and you have an expanded plan, you have a lot of unabsorbed cost and that's what hit us in this surprise. The second part is, as you say, you just don't show it, so you don't get the gross margin. You actually get a double hit there because you get unabsorbed cost of inventory and, secondly, you don't get the margin. Clearly we met all the customer requirements, there's no question about that. It's just we're talking about time. We're talking about what happens while you're working on a program. When you get a lot of changes and a plant is ready to build inventory and can't but they know they have numbers coming out in September or in the fourth quarter they've got to be careful not to lay off people. We have to maintain an experience level knowing that numbers are going to pick up very quickly and very soon.

BRIAN KIM - LEHMAN BROTHERS - ANALYST

So you have been able to fill --.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER
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We have not missed (multiple speakers) in the 19 plus years I've been here and continue that record. That's where we get our number one rating from all our customers and why we're gaining market share.

BRIAN KIM - LEHMAN BROTHERS - ANALYST

So even if you didn't encounter these launch difficulties you still would have seen unit shipments down 3 percent?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

That's hard to say. You're trying to cut out a slice of our business. New business represents (indiscernible) and then you've got a base of business that obviously when Ford cuts 19 percent in July you don't expect that kind of thing. So you've got a base of wheels that we do that are ongoing wheels that also get affected. So it's not only the increased or new business.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

To put it another way, if you've got a new launch program and from all indications, as an example, you're going to start that launch in June and all of a sudden one of the OEs determines that they've got an issue either with another supplier or with some issue on the vehicle, and they push the launch back but your forecasting had said you're going to make 10,000 of this wheel a week and it doesn't materialize, there's nothing we can do about that so that is part of what deducts from the total volume.

BRIAN KIM - LEHMAN BROTHERS - ANALYST

Okay. And then just a few questions on your outlook. You've never offered guidance for the fourth quarter but it sounds like these issues that you've encountered now aren't expected to continue into the fourth quarter. Is that so?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

We do not expect, and that's a forecast obviously subject to all the risks and uncertainties that the SEC forces us to make, those factors to continue. They are improving already. We're seeing a little bit better September and we are oval and fully expect that the fourth order will get back more toward the superior way of reporting.

BRIAN KIM - LEHMAN BROTHERS - ANALYST

So is that to say that we should expect similar for 2004 as well, Jeff?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes, sir.

BRIAN KIM - LEHMAN BROTHERS - ANALYST

Okay, great. Thank you.

OPERATOR

Rob Hinchliffe with UBS.

ROBERT HINCHLIFFE - UBS WARBURG - ANALYST

Is it too early yet -- you talked about future pricing pressure, is it too early yet to feel any impact from Hayes?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

That's a good question. I like the question. I'm not going to answer it.


JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I'll answer it. It's a fundamental fact that there are some players that are back in the business -- we know Hayes certainly is one of them -- looking for business. Their margin requirements at the time may be different than ours. We can't talk about our competitors in any type (indiscernible) to say that whatever business Superior has someone wants a piece of it, and in some cases people will go to great lengths in order to obtain that business. We have to be smarter and firmer in what we do in order to keep and maintain that business for the future.

We also know that we need to maintain a margin level that allows us to do what we've done for all of these years which is continue to grow the business, have the capital to invest in operations and continue to improve our overall organization. So it's a combination of being smart about what you do, maintaining a business and looking at the long-term and saying we are going to be the large survivor in this business in the future. Things change all the time and you see all kinds of people talk about business being a commodity business at one point and then supply and demand changes. People come in, go out of the business and Superior continues to stay the course.

ROBERT HINCHLIFFE - UBS WARBURG - ANALYST

That makes sense. You talked about being able to price globally. With expanding capacity in North America and perhaps adding a plant in China, still you need North America focused it sounds
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like. How do you price globally with such a heavy focus in North America but get back to Superior margins?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Have you ever thought about what the logistics cost alone are bringing product out of Asia? Start looking at that, start looking at the opportunities for continued reductions through automation and efficiencies that we're going to create, and take it and put it all in a package and I gather to say that in the long-term the GAAP is not as big as everybody thinks they are.

ROBERT HINCHLIFFE - UBS WARBURG - ANALYST

Would you anticipate, Steve, spending -- I think your CAPEX is 80 million this year, would you see that same amount for '04 and '05?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

No, unless I (indiscernible) of building an additional new plant other than Asia and Asia wouldn't be certainly at those kind of plant levels. But we will spend certainly a sizable amount of money on new automation and new ideas for efficiencies at our plants.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Our depreciation is 35 million so that gives you a start in terms of just normal replacements, etc.

ROBERT HINCHLIFFE - UBS WARBURG - ANALYST

Last question, any sense of what level of aluminum wheels are imported now from China?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Very, very minor. I'm talking about our performance here if that.

ROBERT HINCHLIFFE - UBS WARBURG - ANALYST

Okay. Thanks, guys.

OPERATOR

Chris Ceraso with CSFB.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

With all of the new business that's coming on this year, do you have a feel for what shipments will be up in '04 versus '03?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I haven't done that projection yet. I'm looking probably at 8 to 10 percent in the fourth quarter. If we have a reasonably good build year next year there's no reason why we shouldn't be in that same range.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Okay. And then back to the question on CAPEX, is there -- do you have sort of a percent of sales base that you like to think about for capital spending? Is it 7 percent, 6 percent?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

We don't do it that way. I would say depreciation is probably your best surrogate for that. We have about $35 million of depreciation, that would be our target for a normal CAPEX excluding any expansions or any investments we need to make in the new component business.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Okay. And then you said 25 new wheel programs this year, how many are you looking at for next year?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I don't have that number, but there are some major programs for next year as well. I'd rather not comment on a number at this time.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Is it closer to your 10 to 12 that you said in past years though?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

It will exceed that.

CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

Okay, thanks a lot.

OPERATOR
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Mike George (ph) with Ivory Capital.


MIKE GEORGE - IVORY CAPITAL - ANALYST

I had another question about the market share comments you made earlier on, you talked about the steep declines in production for Ford and GM down 23 and 9, how your volume was only down 3. Can you give us sort of a rough estimate as to how much your market share has changed and how you've actually achieved that? Is that just better pricing, is it you have better quality of product? Where are you actually winning out against your competitors there?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

You pretty much answered the question. I think we've had a reasonably unstable competitive situation. As an earlier caller mentioned, Hayes Wheels is just coming out of bankruptcy. Amcast has been a company that's been plagued with management problems, etc. Alcoa bought Reynolds and they've had a small wheel operation that they've been trying to get their hands around. So when that kind of thing happens and, for example, when you have a wheel like an F-150, a major program, the (indiscernible) are hard pressed to really find a supplier that's going to deliver at a competitive price at a very quality oriented product. Remember, this is a product that's subject to safety, cosmetics and large volumes. When you do a million wheels -- you can divide and find out how much that is every week -- you have to deliver quite a bit of wheels every day. And they have to be up to quality, up to standard, cosmetically as well as structurally. It's not a simple business, and we really have a great reputation and excel at a tremendous record of deliverability and quality at a competitive price. I would say it's a combination of all of the factors.

MIKE GEORGE - IVORY CAPITAL - ANALYST

And wouldn't you say that the competitive landscape has gotten tighter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Not necessarily. Some of these competitors that are coming back are coming back on a smaller scope. A lot of them have closed some of their plants. Not that there's not pressure from some of these domestic competitors, there are, but they're coming back at that slower operation which probably makes them a little stronger but they're smaller. So it's difficult (indiscernible) with a very large program.

MIKE GEORGE - IVORY CAPITAL - ANALYST

Got it, thank you very much.

OPERATOR

(indiscernible) with John Levin & Co.

TERRY SIMON - JOHN LEVIN & CO - ANALYST

Terry Simon (ph) with John Levin. I had a very quick question about -- there's a Bloomberg story which appeared maybe about an hour ago suggesting that some of the automakers had asked you to match Chinese wheel maker prices. And I was wondering if in fact you are matching those prices or if you could maybe provide us a little bit more color.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

What was the word -- match what kind of prices?

TERRY SIMON - JOHN LEVIN & CO - ANALYST

Low-wage Chinese wheel makers.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

That's always going to be the case. You have big companies that can buy anywhere in the world, as Steve mentioned, global pricing. So you're always going to have the customers that will come to you and say, look, I can buy such and such in China, I can buy such and such cheaper. That's always going to be the pressure. I don't think that's anything new that had been reported. But the question is can they buy the millions of wheels that we deliver on a regular basis and, as Steve is saying, logistically when we get a phone call in the morning and there is an issue, we are able to respond to it almost immediately. At 9:00 in the morning China is asleep. There's wheels on the ocean, there's wheels in the warehouse, there's language difficulties, etc., etc. For anyone to imagine that in a large chunk of our business is going to be resourced to do a Chinese wheelmaker is being a little bit naive in the short-term.

TERRY SIMON - JOHN LEVIN & CO - ANALYST

I have two quick follow-ups if it's okay. One is what is the current GAAP between what the Chinese wheelmakers are quoting and what you're quoting? And in the quarter are you seeing any pressure whatsoever on your average selling prices or is that something we should expect for that in the future?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER
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Let me answer the second question first. We obviously have reported pressure on our selling prices on an ongoing, continuous basis. So to answer your question yes, there is pressure on our selling prices which we have reported. But again, that has zero to do with the earnings surprise that we are discussing this morning. Secondly, I would say to you that again, they just can't source a lot of wheels overseas at this point. A wheel is a very large item, it is a very intense safety item. I can't even begin to explain to you how many phone calls, how many meetings our people in Detroit -- we have a large office in Detroit staffed with 12 engineers that are meeting constantly with our OEMs about issues that you can't even begin to imagine. Many of which are small but require instant and urgent attention. That is just something that buying a wheel from miles and miles away can't satisfy. On the other hand, will a portion of wheels come from a global source? No question about it and we have to respond to that.

TERRY SIMON - JOHN LEVIN & CO - ANALYST

Is that why you're building in China or are there other reasons as well?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

That is one of the reasons. There is many reasons. One is China itself has a tremendous opportunity. Remember we make wheels for cars. Anywhere in the world that people buy a lot of cars is an opportunity for this company. Initially we'll do it as an export, that way we will learn it and we will understand it. So we are going to take advantage of every opportunity. Where that leads us to is something we will find out, that is the way we do things. We go in in a very prudent, conservative way and find out what is the lay of the land sort of speak and then we move from there. And that is how we have been successful.

TERRY SIMON - JOHN LEVIN & CO - ANALYST

Okay, thanks.

OPERATOR

Brett Hoselton with McDonald Investments.


BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

First of all, following up on some of the things I think you previously said. You are comfortable with the 89 cent estimate for the fourth quarter currently?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes.


BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

You have also suggested that you think wheel shipments will grow about 8 to 10 percent in the fourth-quarter?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

When I think about these charges it sounds like -- or these onetime expenses, it sounds like the bulk of the 20 cent difference between what you originally thought and what you're currently thinking relates directly to these launches. Is that a fair assessment?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

It's launches and capacity utilization. Is it necessarily a launch? But yes, launches had a lot to do with it. Eighty percent of the shortfall came from two plants that were operating at substantially less than their capacity. Just the unabsorbed cost and the lack of profit on the shipments that we would ordinarily have made that we would have expected in our original forecast.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

The other thing, Brett, is that in any launch perfection is expected, and perfection is in the eye of the beholder. And today perfection is more important than ever. So what we believe is perfect and you would certainly look at as perfect, sometimes the assembly plant or the customer says, wait a minute, I'm not happy with that. We have to deal with those issues because that's the size company we are. So there's been some of that that's had some impact where we've either had to rework a wheel or do something to get to the standard that they believe is perfect. And by the way, we're not making a piece of jewelry here, but we're still giving them a perfect wheel.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

As I think about the phrase in your press release "to offset the pricing reductions we anticipate", can you kind of characterize how you view pricing reductions going forward as opposed to where you have been over the past two years?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Pricing clearly is something we have talked about a lot, and the reason is we want to slightly lower your expectations. This
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company has a solid record of reporting 10 percent after-tax percentage of sales, and high-volume periods will report 12 percent after sales. Those kinds of things may be difficult in a very pressured pricing environment. I'm not going to sit here and apologize for 9.5 percent in high-volume periods or 9 percent. So what we are going is just over the longer-term considering and warning you that there is a slight lowering of expectations, but still well above all other auto suppliers and well respectable and good returns on capital.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

As I think about the phrase that leads into that, talking about concurrently initiating major automation and cost-reduction programs, did that have any impact on the 20-cent shortfall?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

None.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

So that is not necessarily a significant --

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Exactly. Brett, we had the opportunity to talk to everybody. I thought it was a good idea for Steve to talk about some of the things we're doing, because that is obviously the next question after we get the quarter result. Everybody has been talking about the OEM customer pricing pressures, so we thought we would use this opportunity to discuss that a little bit as well. That has absolutely zero to do with the shortfall from six weeks ago. We knew about all the pricing six weeks ago. Nothing has changed in the pricing picture from six weeks ago.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

So as we think about the 20-cent shortfall, the two questions that are likely to arise, which I think one has already arisen is, one, Hayes is having an impact on you and, therefore, that is part of your shortfall; and two, the steel wheels are negatively impacting you and, therefore, that is part of the shortfall. Your response to both of those questions would be --?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Negative to both of them.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I don't know where that conclusion came from, Brett. I don't think we've said any of that. Hayes is having no effect on our 20 cents. It is an internal problem, and steel wheels is having no effect on our 20 cents. Quite the opposite, it is this expanded use of aluminum wheels that is pressuring us and causing us to spend extra money to make sure that all these new programs that are having difficulty get handled properly.

BRETT HOSELTON - MCDONALD INVESTMENTS - ANALYST

Thank you very much, gentlemen.

OPERATOR

David Leiker with Robert W. Baird.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

One other follow-up. As we look at the issues that you're going through in the quarter that came behind the shortfall, some of them it sounds like you have behind you; they are corrected. Some of them sound like they're in the process of being corrected, and some of them still seem like there is room to go. Can you kind of put those into buckets of what that mix might be?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

I would love life to be that simple, and then you could just go ahead and come up with the estimate for the fourth quarter that would be so precise that I don't think then Mr. Borick would need Mr. Ornstein any longer to work here.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

We are in the process of completing some major, major new expansion. Everything doesn't fall into place as one wants it to. No matter how you plan it, there are issues with vendors, there are issues with equipment, there are issues with moving around things in the plant to get it right. There's always disruption when you have a flow going on and you disrupt that flow. We are in the midst of getting those things finalized. Over the next 90 days, you're going to see some vast differences in that situation. There are no buckets; that's what's happening.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

The exact timing of that, obviously, is very difficult to predict, and that is what I'm trying to convey to you. The exact timing of customer releases is very difficult to predict at this time as well.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST
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What about, the one issue it sounds like it is the greatest, which is the low utilization in the one plant. Is that issue well on its way to being corrected?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Assuming customer releases which look pretty good right now stay at the levels we're at now, yes.

DAVID LEIKER - ROBERT W. BAIRD - ANALYST

Okay, great. Thank you.

OPERATOR

Jonathan Goldberg (ph) with Choffala (ph) & Co.

JONATHAN GOLDBERG - CHOFFALA & CO - ANALYST

Just a couple of quick questions about capacity utilization in your gross margins. Could you talk a little bit about where you are in terms of capacity utilization in Q3 and then as some of these issues get resolved where you think that can snap back to you for Q4 and then what your targets are for full-year '04?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

We don't really give specific numbers there, other than to say they are lower than we expected six weeks ago. They are lower than they have been, particularly as a result of the newest expansions, and that going into the fourth quarter they're going to be higher and closer to where we do. Historically, we like to think about an 80 percent number as our ideal capacity utilization, given all of the logistics and the 9 different plants making over 100 different wheels. But as I mentioned earlier, I think we had one plant at 30 percent of their capacity, another at 60. So those are numbers that really affect you very substantially in a short period of time.

JONATHAN GOLDBERG - CHOFFALA & CO - ANALYST

What type of gross margin is specifically associated with an 80 percent capacity utilization? And I guess what is your target for 2004?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

As I said, I think in the past we have always talked about a percentage of net sales of 10 to 12 percent. I think we are looking at 9 to 11 percent, depending on the period of time. Net income to sales.

JONATHAN GOLDBERG - CHOFFALA & CO - ANALYST

Net income, okay. At this point are you able to provide any type of guidance for 2004, in terms of EPS or any other metrics?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

No, I'm really not prepared to discuss that at this time.

JONATHAN GOLDBERG - CHOFFALA & CO - ANALYST

Okay, thank you.

OPERATOR

Mike Colatti (ph) with Carmina (ph) Capital.

MIKE COLATTI - CARMINA CAPITAL - ANALYST

I think you touched upon this a little bit earlier, but could you just comment on any trends you are seeing overall within the industry regarding steel wheels versus aluminum wheels?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes, the trends to aluminum wheels continue positive. Every statistic that is published by a publication called Wards that gives the specific number of installation of aluminum wheels shows an increase. This year the '02 model year increased from almost 61 percent from about 57 percent. So contrary to a report that was issued that indicated aluminum wheels were declining, they are in fact increasing. We are seeing -- just (indiscernible) from our own company, we are seeing requests for aluminum wheels on applications that we have never seen before.

They are now being broadly used, for example, on a car -- Ford makes a car named Focus that is, in my mind, considered kind of a compact, intermediate style car. They are putting a substantial number of aluminum wheels on that model. So I think the breadth and depth of aluminum wheels are high, and they will continue to do so.

MIKE COLATTI - CARMINA CAPITAL - ANALYST

The market share trends you just quoted, is that for domestic, international, or both?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER
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That is North America cars and light trucks for the model year.

MIKE COLATTI - CARMINA CAPITAL - ANALYST

How about internationally, is there a different picture there that you know of?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Different picture. It's our impression that in Europe, for example, they use a little less in the way of aluminum wheels, but it's growing. For example, they have an awful lot of cars that are very gas efficient, very simply stated cars that really don't need the increased mileage requirements from an aluminum wheel. But they are increasing and the demand is there. Styling is clearly -- my marketing people will tell you that styling is number one. It just makes the car look great, it drives better. It is hard not to make an economic case for putting an aluminum whale on a car. For a couple hundred dollars, (indiscernible) make the car look better, drive better, more fuel efficient, less weight on the unspun weight. So the whole equation is something that is very hard for them to pass up. And we have seen it in the installation rates, and we get surprised all of the time when, as I mentioned, low-end cars get substantial aluminum wheel usage.

MIKE COLATTI - CARMINA CAPITAL - ANALYST

Okay, thank you.

OPERATOR

Bob Sech (ph) with Lord Abbott.

BOB SECH - LORD ABBOTT - ANALYST

Good afternoon. In regards to some of the pricing that has been talked around a little bit, was there any issue that some of the pressure in that area affecting income was that maybe some of the productivity developments and initiatives didn't fall in line as quick to support those pricing decisions?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Are you talking specifically about this third period?

BOB SECH - LORD ABBOTT - ANALYST

Well, the third period but also kind of generally, and maybe this has to do too with the whole vision and execution issue.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

No, I think the idea of the program is to keep up with the productivity. We're not behind the curve at this point. We feel the pressure, we see it and we know that -- for example, we have always had this record of being able to get in front of it. We know next year there is going to be so much of a reduction in our price, so we need to work today on the reductions in our cars that are necessary to offset those pricing reductions we're going to get next year. No, I don't believe there is any feeling on my part anyway that we are behind the curve. It is just that the price reductions are more intense now, they are going to continue at that intense level going forward, and so we have to intensify our cost-reduction efforts.

BOB SECH - LORD ABBOTT - ANALYST

Okay. In regards to Steve's comments earlier about the capital that's being spent for more automation and technology, followed up by saying and more significant expenditures will be made in '04 and '05, it almost suggested that they were going to be at levels above the depreciation run rate you had mentioned earlier.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Bob, they may be. It is too early to tell, but we have done a lot of things in our plants over the last 18 months that have already made some significant improvements in things that will show their face as we go forward. An example is in our paint systems. We're doing a lot of things to do major upgrades to those systems that are in part of the CAPEX that has been spent this year and will continue to be spent. Going forward, if you will, we are developing thoughts about what we call plant X, not necessarily a new plant but one of the things we can do in the way of improvements on a continued, ongoing basis in our existing facilities.

There is a lot of interesting things that are already sitting in test in some of our facilities. And, of course, we want to make the right moves, and Auto Nation as you know is changing greatly and we're finding a lot of opportunities. I saw some very interesting things even in my trip that I just came back from that are opportunities for us. Just additional forward-thinking is what it is all about.

BOB SECH - LORD ABBOTT - ANALYST

I know you have talked more recently about internal benchmarking. Are you finding that the variance amongst plants has narrowed, or are you really out ahead of us?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO
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We are -- definitely you're seeing major thought differences in our plants in how things are being done. And where we find that there are opportunities in plants that are working, have been well tested, those things are being implemented either through training, in some cases mandated by corporate that this is the direction we are going.

BOB SECH - LORD ABBOTT - ANALYST

In earlier periods this year, you had talked about the fact that in the fourth quarter and the first quarter, you had overproduced, and future quarters we are going to work to get inventories down to more reasonable levels. Were inventories where you would have liked them to have been at the end of the second quarter coming into the third?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes, if you remember, we reduced them by about $10 million over the prior period. So we believe the inventories are in good shape now. Frankly, there are probably some models that we probably could have built some more inventory, but were unable to for various reasons that we discussed. For example, the engineering finalization wasn't done or some special equipment was required. But ignoring the specialized situations, I think our inventory is right at the right point now. We feel comfortable we will be able to make our schedules for the fourth quarter and without any major push or cutback.

BOB SECH - LORD ABBOTT - ANALYST

The lack of mention on anything in regards to aluminum component or Hungary, does that suggest they are just where you thought they would be?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes, exactly. There is really nothing new to talk about. The focus of the call was primarily to explain the third quarter and let Steve talk about some of the future development. Clearly, we still feel very excited about components. Our marketing people are very aggressive. Lots of good things going on and we expect some big things from that. The Hungary plant continues to perform well. Obviously, the third period in Europe is a slow one, so we will be about flat with last year, but we have got that new capacity up to snuff and we have got a lot of customer inquiries and a lot of new business on the horizon for our Hungarian plant. It has been performing very well, as you know.

BOB SECH - LORD ABBOTT - ANALYST

Lastly, and maybe it sums up some of the issues we have talked about here today; especially as you guys are obviously focused on doing the right things for the long-term benefit of the corporation, Steve pointed out in the annual report about the increasing complexity of your operations and intensity of the competitive environment. Does that suggest that there is fewer factors you can control in shorter periods that will result in greater volatility of results as you build earning power over the long run?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

That is a very thought-provoking question. I would like to give it some thought before I quickly run into an answer. Clearly, as you get bigger and more complex, it gets more difficult to control short-term trends. There is no question about it. We have done a heck of a job managing this business and balancing our plant scheduling, et cetera. So I don't think there is -- if you are trying to suggest that maybe this short-term phenomena here is reflective of what one might expect in the future, I would strongly say no, that we still have very good management in place with good controls in place.

We take the actions as you say necessary for the long-term, but we also are able to do a good job in producing profits even in short periods. This was an unprecedented period. As you know, I have been here 19 years and we just had a lot going on. We were busy folks and we just missed -- I have to take responsibility for just missing the fact that we had some things going on that had a bigger impact than we expected financially.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Let me just add to that that there are a lot of what I would call smaller nuances that are going on in the company on a regular basis that are creating standardizations in our processes, in our testing processes, in our machining processes; things that we are working on that we will again either mandate through corporate or say, this is the benchmark, this is the way we're going to do this throughout the plants that will have not always some cost effectiveness to it, but will make us even have a better level of overall control as we go forward.

BOB SECH - LORD ABBOTT - ANALYST

Thank you.

OPERATOR

(OPERATOR INSTRUCTIONS) John Steinmetz (ph) with MSDW.

JOHN STEINMETZ - MSDW - ANALYST
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Not to beat the CAPEX horse to death here, but if you're looking at 35 million sort of on a depreciation run rate, can you give any type of range as to what the sort of increased automation might mean incrementally?

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

Twenty, $25 million possibly.

JOHN STEINMETZ - MSDW - ANALYST

Okay.

STEVEN BORICK - SUPERIOR INDUSTRIES - PRESIDENT & COO

And that might be over a two-year period of time.

JOHN STEINMETZ - MSDW - ANALYST

Okay. The second is, sometime around this time last year, I remember you all talking about an 8 to 10 percent sort of projected sales growth rate on an assumption of a flat build. When you look out today, does that assumption still hold?

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Yes, sir.

JOHN STEINMETZ - MSDW - ANALYST

Great, think you.

OPERATOR

John Zieberman (ph) with CD Capital (ph).

JOHN ZIEBERMAN - CD CAPITAL - ANALYST

I'm a little confused. I think anyone that has followed you guys knows what a strong management team that you have and your credibility is very strong, but I'm confused in that you are calling Q3 a onetime event so to speak, and it seems to me that you have got a lot of investment in fixed costs to increase your capacity, and that isn't a onetime thing unless capacity utilization increases dramatically. We want to understand why that will happen, given that overall production doesn't seem like it is one to be ramping up any time soon.

JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Because we have increased market share. We have the business to fill the capacity. That business didn't materialize in this particular period. There were delays, there were launch delays, there were shutdowns. Once again, with the automakers down 20, 10, 15 whatever percent, we are only down 3 percent. So it is clear that this was an inventory adjustment period for the automakers. They are now in a much better balance. We expect robust schedules, we expect market share gains. All the programs we have been talking about are going to kick in in a very big way, and you can feel comfortable that going forward we will have a much greater capacity utilization. Next question.

OPERATOR

If there are no further questions, I will turn the conference back to Mr. Ornstein.


JEFFREY ORNSTEIN - SUPERIOR INDUSTRIES - CHIEF FINANCIAL OFFICER

Thanks very much for your time this morning and we look forward to reporting again, and we will talk to you in about a month when we have the actual third-quarter numbers. Thank you.

OPERATOR

Ladies and gentlemen, this concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.